EXHIBIT 31.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER PURSUANT TO

EXCHANGE ACT RULE 15d-14(a)

AS ADOPTED PURSUANT TO SECTION 302

OF THE SARBANES-OXLEY ACT OF 2002

I, Russell S. Slack, President and Principal Executive Officer of IKON Receivables, LLC, the senior officer in charge of securitization of the depositor/the senior officer in charge of the servicing function of the servicer, certify that:

1. I have reviewed this annual report on Form 10-K/A of IKON Receivables, LLC; and all reports containing distribution information filed in respect of periods included in the year covered by this annual report;

2. To the best of my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading;

3. To the best of my knowledge, the financial information required to be provided to the trustee by the servicer under the governing documents of the issuer is included in these reports; and

4. Except as disclosed in these reports, the servicer has fulfilled its servicing obligations and minimum servicing standards.

Date: February 6, 2004

/s/ RUSSELL S. SLACK
Russell S. Slack
President and Principal Executive Officer